Exhibit 99.1

PRESS RELEASE

Cyren Reports Third Quarter 2020 Financial Results

- - -

Cyren Inbox Security continues to gain momentum supporting company’s growth strategy

McLean, Va. – November 16, 2020 – Cyren (NASDAQ: CYRN), a provider of email security and threat intelligence solutions, today announced its third quarter 2020 financial results for the period ending September 30, 2020.

“The third quarter was our first full quarter in the market with our next generation email security product, Cyren Inbox Security, and we are very pleased with product-market fit and customer wins within the quarter,” said Brett Jackson, Chief Executive Officer of Cyren. “With most employees working from home, there has been an uptick in compromised email and phishing attempts, and increased demand for innovative solutions to combat these attacks. During the third quarter, we closed a number of new enterprise customers in the US and Europe, ranging from 3,000 to 20,000 users. It is clear to us that the phishing problem is widespread, the addressable market is large and Cyren Inbox Security has the potential to be a significant new enterprise revenue stream for our company.”

Third Quarter 2020 Financial Highlights:

●	Revenues for the third quarter of 2020 were $9.1 million, compared to $9.5 million during the third quarter of 2019. Revenue declined year-over-year as a result of the wind-down of retired legacy products, while recognition from new enterprise offerings introduced during Q2 have not yet had a material impact on quarterly results.

●	GAAP net loss for the third quarter of 2020 was $4.9 million, compared to a net loss of $3.5 million in the third quarter of 2019. GAAP net loss includes lower R&D capitalization from prior quarters and a one-time adjustment for previously capitalized technology development totaling $0.7 million.

●	GAAP loss per basic and diluted share for the third quarter of 2020 was $0.08, compared to a loss of $0.06 per basic and diluted share for the third quarter of 2019.

●	Non-GAAP net loss for the third quarter of 2020 was $2.9 million, compared to a Non-GAAP net loss of $3.5 million for the third quarter of 2019.

●	Non-GAAP loss per basic and diluted share was $0.05 for the third quarter, compared to a Non-GAAP loss of $0.06 per share in Q3 2019.

●	Cash and cash equivalents balance as of September 30, 2020, was $12.9 million, compared to $11.6 million as of December 31, 2019.

●	Operating cash usage during the third quarter of 2020 was $3.6 million, compared to operating cash flow of usage $1.7 million during the third quarter of 2019.

●	Net cash flow for the third quarter of 2020 was negative $3.2 million, compared to negative $2.9 million during the third quarter of 2019.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

●	During the third quarter, Cyren continued to experience strong market reaction to its next generation email security product focused on the phishing problem for enterprise users of Microsoft 365. At the end of the third quarter, Cyren Inbox Security was protecting over 60,000 mailboxes and analyzing over 15 million suspicious emails on a weekly basis.

●	Also in the quarter, Cyren launched its incident response service which provides 24x7 expert support for phishing investigation and remediation. Cyren Incident Response Service is a complementary add-on service to Cyren Inbox Security that relieves the burden on IT and security teams from complicated and time consuming threat investigation and response.

●	Cyren’s CIS and email security offerings attracted the attention of industry analysts and were highlighted as innovative cloud-based phishing solutions in Gartner’s 2020 Market Guide for Email Security as well as Forrester’s ‘Now Tech’ Report on enterprise email security providers.

Financial Results Conference Call:

The company will host a conference call at 4:30 p.m. Eastern Time on Monday, November 16, 2020 to discuss third quarter results.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://www.webcast-eqs.com/cyren20201116/en.

For those unable to participate in the live conference call, a replay will be available until November 30, 2020. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13713213. An archived version of the call will also be available on the investor relations section of the company’s website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with embedded threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

Company Contact

Mike Myshrall, CFO
Cyren
+1.703.760.3320
mike.myshrall@cyren.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30		September 30
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$9,114	$9,496	$27,944	$28,862

Cost of revenues	3,792	3,712	11,168	11,501

Gross profit	5,322	5,784	16,776	17,361

Operating expenses:

Research and development, net	4,769	3,516	12,264	11,990

Sales and marketing	2,942	3,027	9,123	10,473

General and administrative	2,302	2,484	6,992	7,314

Total operating expenses	10,013	9,027	28,379	29,777

Operating loss	(4,691)	(3,243)	(11,603)	(12,416)

Other income, net	1	(3)	9	262

Financial expenses, net	(235)	(321)	(757)	(642)

Loss before taxes	(4,925)	(3,567)	(12,351)	(12,796)

Tax benefit	33	37	94	117

Net loss	$(4,892)	$(3,530)	$(12,257)	$(12,679)

Loss per share - basic and diluted	$(0.08)	$(0.06)	$(0.20)	$(0.23)

Weighted average number of shares outstanding:
Basic and Diluted	60,580	54,554	60,103	54,389

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30		September 30
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$5,322	$5,784	$16,776	$17,361
GAAP gross margin	58%	61%	60%	60%
Plus:
Stock-based compensation expense	21	36	85	98
Amortization of intangible assets	673	758	1,698	2,364
Non-GAAP gross profit	6,016	6,578	18,559	19,823
Non-GAAP gross margin	66%	69%	66%	69%

GAAP operating loss	(4,690)	(3,243)	(11,603)	(12,416)
Plus:
Stock-based compensation expense	724	419	1,876	1,002
Amortization of intangible assets	788	885	2,071	2,736
Expense (Capitalization) of technology	536	(1,118)	(1,067)	(2,510)
Settlement of litigation, net	-	-	-	-
Non-GAAP operating loss	(2,643)	(3,057)	(8,723)	(11,188)

GAAP net loss	(4,892)	(3,530)	(12,257)	(12,679)
Plus:
Stock-based compensation expense	724	419	1,876	1,002
Amortization of intangible assets	788	885	2,071	2,736
Adjustment to earn-out liabilities	-	-	-	-
Amortization of deferred tax assets	(48)	(55)	(144)	(170)
Gain from an earn-out liability settlement	-	-	-	(256)
Settlement of litigation, net	-	-	-	-
Expense (Capitalization) of technology	531	(1,169)	(1,126)	(2,627)
Non-GAAP net loss	$(2,896)	$(3,450)	$(9,580)	$(11,994)

Numerator for non-GAAP EPS calculation	$(2,896)	$(3,450)	$(9,580)	$(11,994)
Non-GAAP net loss per share	$(0.05)	$(0.06)	$(0.16)	$(0.22)

GAAP weighted-average shares used to compute net loss per share	60,580	54,554	60,103	54,389

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	September 30	December 31
	2020	2019
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	12,894	$11,551
Trade receivables, net	2,348	2,187
Deferred commissions	1,004	948
Prepaid expenses and other receivables	1,284	819
Total current assets	17,530	15,505

Long-term deferred commissions	1,243	1,580
Long-term lease deposits	863	767
Operating lease right-of-use assets	11,191	8,695
Severance pay fund	646	659
Property and equipment, net	4,410	4,410
Intangible assets, net	8,093	8,966
Goodwill	20,818	20,246
Total long-term assets	47,264	45,323
Total assets	$64,794	$60,828

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$1,103	$1,184
Employees and payroll accruals	3,676	3,427
Accrued expenses and other liabilities	1,160	1,145
Operating lease liabilities	1,889	1,946
Deferred revenues	9,272	7,208
Total current liabilities	17,100	14,910

Deferred revenues	1,064	1,956
Convertible notes	10,000	10,000
Convertible debentures	9,344	-
Long-term operating lease liabilities	9,678	7,174
Deferred tax liability	646	796
Accrued severance pay	762	811
Other liabilities	653	470
Total long-term liabilities	32,147	21,207

Shareholders’ equity	15,547	24,711
Total liabilities and shareholders’ equity	$64,974	$60,828

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Nine months ended
	September 30		September 30
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited
Cash flows from operating activities:

Loss	$(4,892)	$(3,530)	(12,257)	$(12,679)

Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	(1)	-	12	1
Depreciation	594	484	1,809	1,420
Stock-based compensation	724	419	1,876	1,002
Amortization of intangible assets	788	885	2,071	2,736
Amortization of deferred commissions	378	(297)	1,181	(909)
Amortization of operating lease right-of-use assets	586	338	1,508	1,051
Interest on convertible notes	153	142	436	424
Interest and amortization of debt issuance costs on Convertible Debentures	188	-	400	-
Other income related to the earn-out consideration	-	-	-	(257)
Deferred taxes, net	(53)	(55)	(171)	(182)

Changes in assets and liabilities:
Trade receivables	36	(509)	(126)	196
Prepaid expenses and other receivables	(73)	168	(456)	(607)
Deferred commissions	(236)	353	(900)	1,101
Change in long-term lease deposits	(3)	2	(89)	25
Trade payables	(175)	559	(289)	(264)
Employees and payroll accruals, accrued expenses and other liabilities	(43)	39	(90)	(185)
Deferred revenues	(955)	(357)	1,034	5,997
Accrued severance pay, net	(37)	5	(36)	73
Operating lease liabilities	(591)	(342)	(1,545)	(1,075)
Other long-term liabilities	21	(15)	184	(126)
Net cash (used in) operating activities	(3,590)	(1,711)	(5,448)	(2,258)

Cash flows from investing activities:

Proceeds from sale of property and equipment	2	1	6	1
Capitalization of technology	489	(1,027)	(1,100)	(2,462)
Purchase of property and equipment	(105)	(309)	(1,543)	(1,259)
Net cash provided by (used in) investing activities	386	(1,335)	(2,637)	(3,720)

Cash flows from financing activities:

Proceeds from convertible debenture, net of debt issuance costs	-	-	9,442	-
Payment of earn-out consideration	-	-	-	(2,680)
Proceeds from options exercised	-	231	-	743
Net cash provided (used) by financing activities	-	231	9,442	(1,937)
Effect of exchange rate changes on cash	(1)	(76)	(14)	(124)
Increase (decrease) in cash, cash equivalents and restricted cash	(3,205)	(2,891)	1,343	(8,039)
Cash, cash equivalents and restricted cash at the beginning of the period	16,675	13,008	12,127	18,156
Cash, cash equivalents and restricted cash at the end of the period	$13,470	$10,117	$13,470	$10,117

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$12,894	$9,546	$12,894	$9,546
Restricted cash included in long-term restricted lease deposits	576	571	576	571

Total cash, cash equivalents and restricted cash	$13,470	$10,117	$13,470	$10,117